CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 28 to the registration statement on Form N-1A (File No. 033-37214) (“Registration Statement”) of our report dated August 13, 2013, relating to the financial statements and financial highlights of Putnam International Equity Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2013